PLEDGE AGREEMENT

This Pledge Agreement is signed in Sarasota, Florida, on this 12 day of May, 2004 by Robert F. Shambro (hereinafter "Debtor") in favor of Phoenix Capital Opportunity Fund, LP (hereinafter "Secured Party"), for purpose of establishing a security interest in favor of Secured Party as more fully set forth below.

Section 1. DEFINITIONS

As used in this Pledge Agreement:

a. "Collateral" means Debtor's interest in and to Three Million (3,000,000) shares of Infinium Labs stock in the name of Robert F. Shambro.

b. "Secured Party" means Phoenix Capital Opportunity Fund, LP.

c. "Indebtedness" means Debtor's obligation to Secured Party, consisting of the sum of Three Hundred Fifty Thousand Dollars ($350,000).

d. "Lien" means any security interest, mortgage, pledge, lien, attachment, claim, charge, encumbrance, or agreement retaining title covering the Collateral.

e. "Obligations" means the Indebtedness, and any later loans to Secured Party which recite within its terms that such later loan is secured by this Pledge Agreement, including attorneys' fees incurred by secured party in enforcing this Pledge Agreement or collecting payment under it.

Section 2. UCC DEFINITIONS INCORPORATED BY REFERENCE

Terms defined in the Uniform Commercial Code, not otherwise defined in this Pledge Agreement, are used in this Pledge Agreement as defined in that Code on the date of this agreement.

Section 3. GRANT OF SECURITY INTEREST

Debtor grants Secured Party a security interest in the Collateral to secure Debtor's obligations under this Pledge Agreement. That Collateral consists of Three Million (3,000,000) Shares of Infinium Labs Stock in the name of Robert F. Shambro. Secured Party shall retain physical possession of any certificates or documents evidencing Debtor's ownership of the collateral.

Section 4. DEBTOR'S COVENENATS

Debtor promises to pay the obligations to Secured Party when they are due, to not sell, lease, transfer, or otherwise dispose of the Collateral, to not permit liens on the Collateral, except existing liens and current tax liens, and to perform all acts necessary to maintain, preserve, and protect the Collateral. Debtor further promises to execute and deliver to Secured Party all financing statements and other documents that Secured Party requests, in order to maintain a first perfected security interest in the Collateral.

Section 5. POWER OF ATTORNEY

Debtor hereby appoints Secured Party, or any other person whom Secured Party may designate as Debtor's attorney-in-fact, to perform any of Debtor's obligations under the agreement in Debtor's name or otherwise, and to endorse Debtor's name on instruments, documents, or other forms of payment or security that come into Secured Party's possession.

Section 6. DEBTOR'S WARRANTIES AND REPRESENTATIONS

Debtor covenants, warrants, and represents as follows:

a. Debtor has been authorized to execute and deliver this Pledge Agreement. The Pledge Agreement is a valid and binding obligation of Debtor. The Pledge Agreement creates a security interest enforceable against the Collateral in which Debtor now has rights, and will create a security interest enforceable against the Collateral in which Debtor later acquires rights, when Debtor acquires those rights.

b. Neither the execution and delivery of this Pledge Agreement, nor the taking of any action in compliance with it, will (1) violate or breach any law, regulation, rule, order, or judicial action binding on Debtor, any agreement to which Debtor is a party, or (2) result in the creation of a lien against the Collateral except that which is created by this Pledge Agreement.

Section 7. SECURED PARTY"S DUTIES

Debtor acknowledges that Secured Party no duty or liability for the Collateral except (i) to exercise reasonable care while it is in Secured Party's possession, and (ii) upon full performance by Debtor of Debtor's obligation as set forth above, to reconvey secured Party's security interest in the collateral to Debtor.

Section 8. TERMINATION OF SECURITY INTEREST

Secured Party's security interest in the collateral will terminate when Debtor completes performance of all obligations to Secured Party, including without limitation the repayment of all indebtedness owed by Debtor to Secured party.

Section 9. DEFAULT

Debtor will be in default under this agreement if:

a. Debtor fails to pay any installment when due, or its entire indebtedness to Secured Party when due, at stated maturity, on accelerated maturity or otherwise.

b. Debtor commits any breach of this Pledge Agreement, or any present or future rider or supplement to this Pledge Agreement, or any other agreement between Debtor and Secured Party evidencing the obligation or securing it.

c. Any warranty, representation, or statement, made by or on behalf of Debtor in or with respect to the Pledge Agreement, is false.

d. The Collateral is lost, stolen, or damaged.

e. There is a seizure or attachment of, or a levy on, the Collateral

f. Debtor files for bankruptcy.

Section 10. REMEDIES

When an event of default occurs:

A. Secured Party may:

(1) Declare the obligations immediately due and payable without demand, presentment, protest, or notice to Debtor, all of which Debtor expressly waives.

(2) Exercise all rights and remedies available to a secured creditor after default, including but not limited to the rights and remedies of secured creditors under the Florida Uniform Commercial Code.

(3) Perform any of Debtor's obligations under this Pledge Agreement for Debtor's account. Any money expended or obligations incurred in doing so, including reasonable attorney's fees and interest at the highest rate permitted by

law, will be charged to Debtor and added to the obligation secured by this Pledge Agreement.

(4) At its option and without notice to Debtor, transfer and register the Collateral or any part of it in Secured Party's name or the name of it's nominees; collect and enforce payment with respect to the Collateral; exercise all rights, options, and privileges with respect to the Collateral, and deliver it in that connection to any appropriate person or agency, and vote the Collateral as Debtor's proxy, that proxy to be irrevocable until this Pledge Agreement is terminated. Until such default, Debtor's right to vote the Collateral will not be impaired by the Pledge Agreement.

(5) Conduct a "commercially reasonable" private sale or other disposition of the Collateral although a higher price might have been obtained for it at a public sale under the Securities Act of 1933, as amended, or in compliance with any other applicable laws or regulations. Secured Party's notice of the time and place of public sale of the Collateral, or be time on or after which a private sale or other disposition of the collateral will be make, is reasonable if sent to Debtor in the manner for giving notice at least five days before the public private sale.

Section 11. MISCELLANEOUS

Collection Fees: Debtor will pay all costs and expenses of collection, including reasonable attorney's fees.

Waiver by Secured Party: No waiver by Secured Party of any breach or default will be a waiver of any breach or default occurring later. A waiver will be valid only if it is in writing and signed by Secured Party.

Survival of Representations and Warranties: Debtor's representations and warranties made in this Pledge Agreement will survive its execution, delivery, and termination.

Assignment: This Pledge Agreement will bind and benefit the successors and assignees of the parties, but Debtor may not assign its rights under the agreement without Secured Party's prior written consent.

Attorney's Fees: If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee,

which may be set by the court in the same action, or any separate action brought for that purpose, in addition to any relief to which such a party may be entitled.

Governing Law: This Pledge Agreement will be governed by the law of the State of Florida.

Entire Agreement: This Pledge Agreement is the entire agreement, and supercedes any prior agreement or understandings, between Secured Party and Debtor relating to the Collateral.

Notices: Notices under this Pledge Agreement are considered to be served three days after they are deposited in the United States mail, with prepaid first-class postage, addressed as follows:

To Debtor:	To Creditor
Robert F. Shambro	Phoenix Capital
2033 Main Street, Suite 309	Opportunity Fund, LP
Sarasota, Florida 34237	___________________
	___________________

Either Party may change their address for service of notice, by notice to the other.

WHEREFORE, by Debtor's signature hereto, the Debtor agrees to the above.

Robert F. Shambro

By:_____________________________